Exhibit 99.1

CarGurus Announces First Quarter 2023 Results

First Quarter Highlights:

•
Total revenue of $232.0 million
•
GAAP operating income of $14.1 million; non-GAAP operating income of $36.6 million
•
GAAP consolidated net income of $11.9 million; non-GAAP consolidated net income of $29.0 million
•
GAAP net income attributable to common stockholders of $16.1 million; non-GAAP net income attributable to common stockholders of $30.3 million
•
Cash and cash equivalents of $456.7 million and an available $399.3 million under its revolving credit facility
•
Consolidated Adjusted EBITDA, a non-GAAP metric, of $40.8 million; Adjusted EBITDA, a non-GAAP metric, of $41.5 million

CAMBRIDGE, MA: May 9, 2023 — CarGurus, Inc. (Nasdaq: CARG), a multinational, online automotive platform for buying and selling vehicles, today announced financial results for the first quarter ended March 31, 2023.

“We have made tremendous progress in becoming the #1 digital destination for consumers and dealers to confidently and conveniently buy and sell any vehicle, anywhere, with the best selection and price,” said Jason Trevisan, Chief Executive Officer at CarGurus. “Our foundational Listings business continues to exhibit resiliency and strong profitability, and progress in optimizing our CarOffer operations this quarter demonstrates our agility in responding promptly and effectively to build a sustainable business that produces a path to profitability. We are proud that our strong execution allowed us to exceed our forecasted guidance range for the first quarter.”

Revenue

•
Total revenue was $232.0 million, a decrease of (46)% compared to $430.6 million in the first quarter of 2022.
•
Marketplace revenue was $167.1 million, an increase of 2% compared to $163.3 million in the first quarter of 2022.
•
Wholesale revenue was $25.2 million, a decrease of (72)% compared to $91.0 million in the first quarter of 2022.
•
Product revenue was $39.7 million, a decrease of (78)% compared to $176.3 million in the first quarter of 2022.

Operating Income

•
GAAP operating income was $14.1 million, a decrease of (47)% compared to $26.7 million in the first quarter of 2022.
•
Non-GAAP operating income was $36.6 million, a decrease of (41)% compared to $62.2 million in the first quarter of 2022.

Consolidated Net Income, Net Income (Loss) Attributable to Common Stockholders, Consolidated Adjusted EBITDA, & Adjusted EBITDA

•
GAAP consolidated net income was $11.9 million, a decrease of (37)% compared to $18.8 million in the first quarter of 2022.

•
Non-GAAP consolidated net income was $29.0 million, a decrease of (38)% compared to $46.5 million in the first quarter of 2022.
•
GAAP net income (loss) attributable to common stockholders was $16.1 million, or $0.10 per fully diluted share, an increase of 126% compared to $(62.1) million, or $(0.53) per fully diluted share, in the first quarter of 2022.
•
Non-GAAP net income attributable to common stockholders was $30.3 million, or $0.26 per fully diluted share, a decrease of (23)% compared to $39.4 million, or $0.33 per fully diluted share, in the first quarter of 2022.
•
Consolidated Adjusted EBITDA, a non-GAAP metric, was $40.8 million, a decrease of (38)% compared to $65.7 million in the first quarter of 2022.
•
Adjusted EBITDA, a non-GAAP metric, was $41.5 million, a decrease of (28)% compared to $58.0 million in the first quarter of 2022.

Balance Sheet and Cash Flow

•
As of March 31, 2023, CarGurus had cash and cash equivalents of $456.7 million and $399.3 million available under its revolving credit facility.
•
CarGurus generated $66.3 million in GAAP cash from operations and $60.5 million in free cash flow, a non-GAAP metric, in the first quarter of 2023, compared to having generated $93.1 million in GAAP cash from operations and $89.3 million in free cash flow, a non-GAAP metric, in the first quarter of 2022.

First Quarter Business Metrics(1)(2)(3)

•
U.S. Marketplace segment revenue was $155.6 million in the first quarter of 2023, an increase of 2% compared to $151.9 million in the first quarter of 2022.
•
U.S. Marketplace segment operating income was $26.5 million, a decrease of (11)% compared to $29.8 million in the first quarter of 2022.
•
Digital Wholesale segment revenue was $64.8 million in the first quarter of 2023, a decrease of (76)% compared to $267.3 million in the first quarter of 2022.
•
Digital Wholesale segment operating loss was $(11.2) million, an increase of 432% compared to $(2.1) million in the first quarter of 2022.
•
Total paying dealers were 31,291 at March 31, 2023, an increase of 1% compared to 30,867 at March 31, 2022. Of the total paying dealers at March 31, 2023, U.S. and International accounted for 24,394 and 6,897, respectively, compared to 24,219 and 6,648, respectively, at March 31, 2022.
•
Quarterly Average Revenue per Subscribing Dealer (“QARSD”) in the U.S. was $5,943 as of March 31, 2023, an increase of 4% compared to $5,713 as of March 31, 2022.
•
QARSD in International markets was $1,550 as of March 31, 2023 compared to $1,556 as of March 31, 2022.
•
Website traffic and consumer engagement metrics for the first quarter of 2023 were as follows:
▪
U.S. average monthly unique users were 32.0 million, an increase of 3% compared to 31.1 million in the first quarter of 2022.
▪
U.S. average monthly sessions were 84.3 million, a decrease of (1)% compared to 84.9 million in the first quarter of 2022.
▪
International average monthly unique users were 7.2 million, an increase of 5% compared to 6.9 million in the first quarter of 2022.

▪
International average monthly sessions were 16.7 million, an increase of 5% compared to 15.8 million in the first quarter of 2022.
•
Transactions were 17,505, a decrease of (75)% compared to 68,754 in the first quarter of 2022.

(1)
CarOffer website is excluded from the metrics presented for users and sessions.
(2)
Effective as of the fourth quarter of 2022, the Company revised its segment reporting from one reportable segment to two reportable segments, U.S. Marketplace and Digital Wholesale. The change in segment reporting was a triggering event for an evaluation of goodwill impairment. As such, the Company evaluated for goodwill impairment on December 31, 2022 and did not identify any impairment to its goodwill. The change in segment reporting was made to align with financial reporting results regularly provided to the Company's chief operating decision maker ("CODM") to assess the business. The CODM reviews segment revenue and segment income (loss) from operations as a proxy for the performance of the Company’s operations. The U.S. Marketplace segment derives revenues from marketplace services from customers within the United States. The Digital Wholesale segment derives revenues from Dealer-to-Dealer and Instant Max Cash Offer services and products which are sold on the CarOffer platform. The Company also has two operating segments which are individually immaterial and therefore aggregated into the Other category to reconcile reportable segments to the consolidated income statements. The Other category derives revenues from marketplace services from customers outside of the United States.
(3)
For the year ended December 31, 2022, Digital Wholesale segment income (loss) from operations did not reflect certain Dealer-to-Dealer and IMCO related capitalized website development amortization incurred by the U.S. Marketplace segment. During the three months ended March 31, 2023, the Company updated Digital Wholesale segment income (loss) from operations to reflect certain Dealer-to-Dealer and IMCO related capitalized website development amortization incurred by the U.S. Marketplace segment and accordingly updated Digital Wholesale segment income (loss) from operations for the three months ended March 31, 2022 for comparative purposes.

Second Quarter 2023 Guidance

CarGurus anticipates total revenue, product revenue, non-GAAP Consolidated Adjusted EBITDA, and non-GAAP earnings per share ("EPS") to be in the following ranges for the second quarter 2023:

•	Total revenue	$220 million to $240 million
•	Product revenue	$26 million to $36 million
•	Non-GAAP Consolidated Adjusted EBITDA	$34 million to $42 million
•	Non-GAAP EPS	$0.22 to $0.25

The second quarter 2023 non-GAAP EPS calculation assumes 114.5 million diluted weighted-average common shares outstanding. This estimated number of shares outstanding excludes the potential dilution from CarGurus utilizing its equity as the sole form of consideration to purchase the remaining 49% interest in CarOffer.

The assumptions that are built into guidance for the second quarter of 2023 regarding our pace of paid dealer acquisition, churn, and expansion activity for the relevant period are based on recent market behaviors and industry conditions. Guidance for the second quarter 2023 excludes macro-level industry issues that result in dealers and consumers materially changing their recent market behaviors or that cause us to enact measures to assist dealers. Guidance also excludes adjustments to the carrying value of redeemable noncontrolling interests resulting from potential changes in the redemption value of such interests, and any potential impact of foreign currency exchange gains or losses.

CarGurus has not reconciled its guidance of non-GAAP consolidated adjusted EBITDA to GAAP consolidated net income or non-GAAP consolidated EPS to GAAP consolidated EPS because the reconciling items between such GAAP and non-GAAP financial measures, which include, as applicable, stock-based compensation, amortization of intangible assets, impairment of long-lived assets, depreciation expenses, non-intangible amortization, other income (net), the provision for income taxes, income tax effects, and adjustments to the carrying value of redeemable noncontrolling interests resulting from changes in the redemption value of such interests, cannot be reasonably predicted due to, as applicable, the timing, amount, valuation and number of future employee equity awards, and the uncertainty relating to the timing, frequency and effect of acquisitions and the significance of the resulting acquisition-related expenses, including adjustments to the carrying value of redeemable noncontrolling interests resulting from potential changes in the redemption value of such interests, and therefore cannot be determined without unreasonable effort. For more information regarding the non-GAAP financial measures discussed in this release, please see the reconciliations of GAAP financial measures to non-GAAP financial measures and the section titled “Non-GAAP Financial Measures and Other Business Metrics” below.

Conference Call and Webcast Information

CarGurus will host a conference call and live webcast to discuss its first quarter 2023 financial results and business outlook at 5:00 p.m. Eastern Time today, May 9, 2023. To access the conference call, dial (877) 451-6152 for callers in the U.S. or Canada, or (201) 389-0879 for international callers. The webcast will be available live on the Investors section of CarGurus’ website at https://investors.cargurus.com.

An audio replay of the call will also be available to investors beginning at approximately 8:00 p.m. Eastern Time today, May 9, 2023, until 11:59 p.m. Eastern Time on May 16, 2023, by dialing (844) 512-2921 for callers in the U.S. or Canada, or (412) 317-6671 for international callers, and entering passcode 13736915. In addition, an archived webcast will be available on the Investors section of CarGurus’ website at https://investors.cargurus.com.

About CarGurus

CarGurus (Nasdaq: CARG) is a multinational, online automotive platform for buying and selling vehicles that is building upon its industry-leading listings marketplace with both digital retail solutions and the CarOffer online wholesale platform. The CarGurus marketplace gives consumers the confidence to purchase or sell a vehicle either online or in-person, and it gives dealerships the power to accurately price, effectively market, instantly acquire and quickly sell vehicles, all with a nationwide reach. The company uses proprietary technology, search algorithms and data analytics to bring trust, transparency, and competitive pricing to the automotive shopping experience. CarGurus is the most visited automotive shopping site in the U.S. (source: SimilarWeb: Traffic Report, Q1 2023, U.S.).

CarGurus also operates online marketplaces under the CarGurus brand in Canada and the United Kingdom. In the United States and the United Kingdom, CarGurus also operates the Autolist and PistonHeads online marketplaces, respectively, as independent brands.

To learn more about CarGurus, visit www.cargurus.com, and for more information about CarOffer, visit www.caroffer.com.

CarGurus® is a registered trademark of CarGurus, Inc., and CarOffer® is a registered trademark of CarOffer, LLC. All other product names, trademarks and registered trademarks are property of their respective owners.

© 2023 CarGurus, Inc., All Rights Reserved.

Cautionary Language Concerning Forward-Looking Statements

This press release includes forward-looking statements. Other than statements of historical facts, all statements contained in this press release, including, without limitation, statements regarding: our future financial and business performance for the second quarter 2023; our belief that the presentation of non-GAAP financial measures and other business metrics is helpful to our investors; our ability to quickly make transformations necessary for our business to achieve long-term goals; and the impact of macro-level issues on our industry, business and financial results, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “guide,” “intend,” “likely,” “may,” “will” and similar expressions and their negatives are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation, risks related to: our growth and our ability to grow our revenue; our relationships with dealers; competition in the markets in which we operate; market growth; our ability to innovate; our ability to realize benefits from our acquisitions and successfully implement the integration strategies in connection therewith; natural disasters, epidemics or pandemics; global supply chain challenges, increased inflation and interest rates, and other macroeconomic issues; the material weakness identified in our internal controls over financial reporting; changes in our key personnel; our ability to operate in compliance with applicable laws, as well as other risks and uncertainties as may be detailed from time to time in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and other reports we file with the Securities and Exchange Commission. Moreover, we operate in very competitive and rapidly changing environments. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee that future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. We are under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	As of March 31, 2023	As of December 31, 2022
Assets
Current assets
Cash and cash equivalents	$456,696	$469,517
Accounts receivable, net of allowance for doubtful accounts of $1,054 and $1,809, respectively	42,395	46,817
Inventory	1,637	5,282
Prepaid expenses, prepaid income taxes and other current assets	18,114	21,972
Deferred contract costs	9,387	8,541
Restricted cash	14,985	5,237
Total current assets	543,214	557,366
Property and equipment, net	42,748	40,128
Intangible assets, net	45,552	53,054
Goodwill	157,689	157,467
Operating lease right-of-use assets	196,413	56,869
Restricted cash	—	9,378
Deferred tax assets	47,385	35,488
Deferred contract costs, net of current portion	10,446	8,853
Other non-current assets	8,132	8,499
Total assets	$1,051,579	$927,102
Liabilities, redeemable noncontrolling interest and stockholders’ equity
Current liabilities
Accounts payable	$42,701	$32,529
Accrued expenses, accrued income taxes and other current liabilities	45,010	39,193
Deferred revenue	20,808	12,249
Operating lease liabilities	15,480	14,762
Total current liabilities	123,999	98,733
Operating lease liabilities	194,931	51,656
Deferred tax liabilities	30	54
Other non–current liabilities	4,336	5,301
Total liabilities	323,296	155,744
Redeemable noncontrolling interest	32,475	36,749
Stockholders’ equity:
Preferred stock, $0.001 par value per share; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Class A common stock, $0.001 par value per share; 500,000,000 shares authorized; 98,278,975 and 101,636,649 shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively	98	102
Class B common stock, $0.001 par value per share; 100,000,000 shares authorized; 15,999,173 and 15,999,173 shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively	16	16
Additional paid-in capital	357,748	413,092
Retained earnings	339,175	323,043
Accumulated other comprehensive loss	(1,229)	(1,644)
Total stockholders’ equity	695,808	734,609
Total liabilities, redeemable noncontrolling interest and stockholders’ equity	$1,051,579	$927,102

Unaudited Condensed Consolidated Income Statements

(in thousands, except share and per share data)

	Three Months Ended
	March 31,
	2023	2022
Revenue
Marketplace	$167,127	$163,289
Wholesale	25,186	90,994
Product	39,650	176,325
Total revenue	231,963	430,608
Cost of revenue (1)
Marketplace	15,533	12,209
Wholesale	22,068	58,182
Product	39,382	178,342
Total cost of revenue	76,983	248,733
Gross profit	154,980	181,875
Operating expenses:
Sales and marketing	75,577	87,581
Product, technology, and development	36,607	30,653
General and administrative	24,919	33,121
Depreciation and amortization	3,818	3,861
Total operating expenses	140,921	155,216
Income from operations	14,059	26,659
Other income (expense), net:
Interest income	3,743	37
Other income (expense), net	595	(156)
Total other income (expense), net	4,338	(119)
Income before income taxes	18,397	26,540
Provision for income taxes	6,531	7,702
Consolidated net income	11,866	18,838
Net loss attributable to redeemable noncontrolling interest	(4,266)	(1,072)
Net income attributable to CarGurus, Inc.	16,132	19,910
Accretion of redeemable noncontrolling interest to redemption value	—	82,000
Net income (loss) attributable to common stockholders	$16,132	$(62,090)
Net income (loss) per share attributable to common stockholders:
Basic	$0.14	$(0.53)
Diluted	$0.10	$(0.53)
Weighted-average number of shares of common stock used in computing net income (loss) per share attributable to common stockholders:
Basic	115,358,475	118,031,325
Diluted	115,915,737	118,031,325
(1)
Includes depreciation and amortization expense for the three months ended March 31, 2023 and 2022 of $7,758, and $7,324, respectively.

Unaudited Segment Revenue

(in thousands)

	Three Months Ended
	March 31,
	2023	2022
Segment Revenue:
U.S. Marketplace	$155,621	$151,889
Digital Wholesale	64,836	267,319
Other	11,506	11,400
Total	$231,963	$430,608

Unaudited Segment Income (loss) from Operations

(in thousands)

	Three Months Ended
	March 31,
	2023	2022
Segment Income (Loss) from Operations:
U.S. Marketplace	$26,539	$29,836
Digital Wholesale	(11,225)	(2,111)
Other	(1,255)	(1,066)
Total	$14,059	$26,659

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended
	March 31,
	2023	2022
Operating Activities
Consolidated net income	$11,866	$18,838
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation and amortization	11,576	11,185
Gain on sale of property and equipment	(460)	—
Currency (gain) loss on foreign denominated transactions	(198)	84
Deferred taxes	(11,921)	(13,091)
Provision for doubtful accounts	(300)	150
Stock-based compensation expense	14,904	14,147
Amortization of deferred financing costs	129	—
Amortization of deferred contract costs	2,737	2,806
Impairment of long-lived assets	175	—
Changes in operating assets and liabilities:
Accounts receivable	6,858	39,973
Inventory	3,645	(1,336)
Prepaid expenses, prepaid income taxes, and other assets	4,652	(2,127)
Deferred contract costs	(5,138)	(2,997)
Accounts payable	10,268	(4,062)
Accrued expenses, accrued income taxes, and other liabilities	4,542	30,087
Deferred revenue	8,557	(5)
Lease obligations	4,453	(592)
Net cash provided by operating activities	66,345	93,060
Investing Activities
Purchases of property and equipment	(2,398)	(1,230)
Capitalization of website development costs	(3,489)	(2,506)
Maturities of certificates of deposit	—	30,000
Net cash (used in) provided by investing activities	(5,887)	26,264
Financing Activities
Proceeds from issuance of common stock upon exercise of stock options	19	680
Payment of finance lease obligations	(17)	(19)
Payment of withholding taxes on net share settlements of restricted stock units	(2,066)	(5,430)
Repurchase of common stock	(69,024)	—
Payment of tax distributions to redeemable noncontrolling interest holders	(28)	(8,519)
Change in gross advance payments received from third-party transaction processor	(2,122)	(23,606)
Net cash used in financing activities	(73,238)	(36,894)
Impact of foreign currency on cash, cash equivalents, and restricted cash	329	(212)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(12,451)	82,218
Cash, cash equivalents, and restricted cash at beginning of period	484,132	248,280
Cash, cash equivalents, and restricted cash at end of period	$471,681	$330,498

Unaudited Reconciliation of GAAP Operating Income to Non-GAAP Operating Income and GAAP Operating Margin to Non-GAAP Operating Margin

(in thousands, except percentages)

	Three Months Ended
	March 31,
	2023	2022
GAAP operating income	$14,059	$26,659
Stock-based compensation expense	14,977	27,842
Amortization of intangible assets	7,534	7,705
Non-GAAP operating income	$36,570	$62,206

GAAP operating margin	6%	6%
Non-GAAP operating margin	16%	14%

Unaudited Reconciliation of GAAP Consolidated Net Income to Non-GAAP Consolidated Net Income and Non-GAAP Net Income Attributable to Common Stockholders

(in thousands, except per share data)

	Three Months Ended
	March 31,
	2023	2022(1)
GAAP consolidated net income	$11,866	$18,838
Stock-based compensation expense	14,977	27,842
Amortization of intangible assets	7,534	7,705
Income tax effects and adjustments	(5,366)	(7,864)
Non-GAAP consolidated net income	29,011	46,521
Non-GAAP net (loss) income attributable to redeemable noncontrolling interest	(1,271)	7,073
Non-GAAP net income attributable to common stockholders	$30,282	$39,448
Non-GAAP net income per share attributable to common stockholders:
Basic	$0.26	$0.33
Diluted	$0.26	$0.33
Shares used in Non-GAAP per share calculations
Basic	115,358	118,031
Diluted	115,916	118,031
(1)
In June 2022, we revised our calculation of non-GAAP net income attributable to common stockholders for income tax effects and adjustments. This revised calculation more accurately reflects management's view of our business and financial performance. Non-GAAP consolidated net income, non-GAAP net (loss) income attributable to redeemable noncontrolling interest, non-GAAP net income attributable to common stockholders, and non-GAAP net income per share attributable to common stockholders for the three months March 31, 2022 has been restated for comparison purposes.

Unaudited Reconciliation of GAAP Net Loss Attributable to Redeemable Noncontrolling Interest to Non-GAAP Net (Loss) Income Attributable to Redeemable Noncontrolling Interest
(in thousands)

	Three Months Ended
	March 31,
	2023	2022
GAAP net loss attributable to redeemable noncontrolling interest	$(4,266)	$(1,072)
Stock-based compensation expense(1)	221	5,371
Amortization of intangible assets(1)	2,774	2,774
Non-GAAP net (loss) income attributable to redeemable noncontrolling interest	$(1,271)	$7,073
(1)
These exclusions are adjusted to reflect the noncontrolling shareholder's 38% share of earnings and losses in CarOffer.

Unaudited Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit and GAAP Gross Profit Margin to Non-GAAP Gross Profit Margin

(in thousands, except percentages)

	Three Months Ended
	March 31,
	2023	2022
Revenue	$231,963	$430,608
Cost of revenue	76,983	248,733
GAAP gross profit	154,980	181,875
Stock-based compensation expense included in Cost of revenue	143	136
Amortization of intangible assets included in Cost of revenue	5,266	5,350
Non-GAAP gross profit	$160,389	$187,361

GAAP gross profit margin	67%	42%
Non-GAAP gross profit margin	69%	44%

Unaudited Reconciliation of GAAP Expense to Non-GAAP Expense

(in thousands)

	Three Months Ended
	March 31,
	2023				2022
	GAAP expense	Stock-based compensation expense	Amortization of intangible assets	Non-GAAP expense	GAAP expense	Stock-based compensation expense	Amortization of intangible assets	Non-GAAP expense
Cost of revenue	$76,983	$(143)	$(5,266)	$71,574	$248,733	$(136)	$(5,350)	$243,247
Sales and marketing	75,577	(3,084)	—	72,493	87,581	(3,983)	—	83,598
Product, technology, and development	36,607	(6,289)	—	30,318	30,653	(6,368)	—	24,285
General and administrative	24,919	(5,461)	—	19,458	33,121	(17,355)	—	15,766
Depreciation & amortization	3,818	—	(2,268)	1,550	3,861	—	(2,355)	1,506
Operating expenses(1)	$140,921	$(14,834)	$(2,268)	$123,819	$155,216	$(27,706)	$(2,355)	$125,155
Total cost of revenue and operating expenses	$217,904	$(14,977)	$(7,534)	$195,393	$403,949	$(27,842)	$(7,705)	$368,402
(1)
Operating expenses include sales and marketing, product, technology, and development, general and administrative, and depreciation & amortization.

Unaudited Reconciliation of GAAP Consolidated Net Income to Consolidated Adjusted EBITDA and Adjusted EBITDA

(in thousands)

	Three Months Ended
	March 31,
	2023	2022
GAAP consolidated net income	$11,866	$18,838
Depreciation and amortization	11,576	11,185
Impairment of long-lived assets	175	—
Stock-based compensation expense	14,977	27,842
Other (income) expense, net	(4,338)	119
Provision for income taxes	6,531	7,702
Consolidated Adjusted EBITDA	40,787	65,686
Adjusted EBITDA attributable to redeemable noncontrolling interest	(677)	7,736
Adjusted EBITDA	$41,464	$57,950

Unaudited Reconciliation of GAAP Net Loss Attributable to Redeemable Noncontrolling Interest to Adjusted EBITDA Attributable to Redeemable Noncontrolling Interest
(in thousands)

	Three Months Ended
	March 31,
	2023	2022
GAAP net loss attributable to redeemable noncontrolling interest	$(4,266)	$(1,072)
Depreciation and amortization (1)	2,948	2,910
Impairment of long-lived assets (1)	67	—
Stock-based compensation expense (1)	221	5,371
Other expense, net (1)	348	436
Provision for income taxes (1)	5	91
Adjusted EBITDA attributable to redeemable noncontrolling interest	$(677)	$7,736
(1)
These exclusions are adjusted to reflect the noncontrolling interest of 38%.

Unaudited Reconciliation of GAAP Net Cash and Cash Equivalents Provided by Operating Activities to Non-GAAP Free Cash Flow

(in thousands)

	Three Months Ended
	March 31,
	2023	2022
GAAP net cash and cash equivalents provided by operating activities	$66,345	$93,060
Purchases of property and equipment	(2,398)	(1,230)
Capitalization of website development costs	(3,489)	(2,506)
Non-GAAP free cash flow	$60,458	$89,324

Non-GAAP Financial Measures and Other Business Metrics

To supplement our consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles in the United States ("GAAP"), we provide investors with certain non-GAAP financial measures and other business metrics, which we believe are helpful to our investors. We use these non-GAAP financial measures and other business metrics for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures and other business metrics provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.

The presentation of non-GAAP financial information and other business metrics is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. While our non-GAAP financial measures and other business metrics are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included above, and not to rely on any single financial measure to evaluate our business.

While a reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to, as applicable, the timing, amount, valuation and number of future employee equity awards, and the uncertainty relating to the timing, frequency and effect of acquisitions and the significance of the resulting acquisition-related expenses, or associated income or losses attributable to redeemable noncontrolling interests, we have provided a reconciliation of non-GAAP financial measures and other business metrics to the nearest comparable GAAP measures in the accompanying financial statement tables included in this press release.

We monitor operating measures of certain non-GAAP items including non-GAAP gross profit, non-GAAP gross margin, non-GAAP expense, non-GAAP operating income, non-GAAP operating margin, non-GAAP consolidated net income, non-GAAP net income attributable to common stockholders, and non-GAAP net income attributable to common stockholders per share. These non-GAAP financial measures exclude the effect of stock-based compensation expense, amortization of intangible assets, acquisition-related expenses, and non-GAAP net (loss) income attributable to redeemable noncontrolling interests. We define non-GAAP net (loss) income attributable to redeemable noncontrolling interests as net (loss) income attributable to redeemable noncontrolling interests, adjusted to exclude: stock-based compensation expenses and amortization of intangible assets. These exclusions are adjusted for redeemable noncontrolling interest. Non-GAAP consolidated net income, non-GAAP net income attributable to common stockholders, and non-GAAP net income attributable to common stockholders per share also exclude certain income tax effects and adjustments. Our calculations of non-GAAP net income attributable to common stockholders per share utilize applicable GAAP share counts as included in the accompanying financial statement tables included in this press release. We believe that these non-GAAP financial measures provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.

We define Consolidated Adjusted EBITDA as consolidated net income, adjusted to exclude: depreciation and amortization, impairment of long-lived assets, stock‑based compensation expense, other (income) expense, net, and provision for income taxes. We define Adjusted EBITDA as Consolidated Adjusted EBITDA adjusted to exclude Adjusted EBITDA attributable to redeemable noncontrolling interest. We define Adjusted EBITDA attributable to redeemable noncontrolling interest as net loss attributable to redeemable noncontrolling interest, adjusted to exclude: depreciation and amortization, impairment of long-lived assets, stock‑based compensation expense, other expense, net, and provision for income taxes. These exclusions are adjusted for redeemable noncontrolling interest of 38% by taking the noncontrolling interest's full financial results and multiplying each line item in the reconciliation by 38%. The Company notes that it uses 38%, versus 49%, to allocate the share of income (loss) because it represents the portion attributable to the redeemable noncontrolling interest. The 38% is exclusive of CO Incentive Units, Subject Units, and 2021 Incentive Units (each as defined in the Company's Annual Report on Form 10-K as of December 31, 2022 filed on February 28, 2023) liability classified awards which do not participate in the share of income/(loss).

We have presented Consolidated Adjusted EBITDA and Adjusted EBITDA, because they are key measures used by our management and board of directors to understand and evaluate our operating performance, generate future operating plans, and make strategic decisions regarding the allocation of capital. In particular, we believe that the exclusion of certain items in calculating Consolidated Adjusted EBITDA and Adjusted EBITDA can produce a useful measure for period‑to‑period comparisons of our business. We have presented Adjusted EBITDA attributable to redeemable noncontrolling interest because it is used by our management to reconcile Consolidated Adjusted EBITDA to Adjusted EBITDA. It represents the portion of Consolidated Adjusted EBITDA that is attributable to our noncontrolling interest. Adjusted EBITDA attributable to redeemable noncontrolling interest is not intended to be reviewed on its own.

We define Free Cash Flow as cash flow from operations, adjusted to include purchases of property and equipment and capitalization of website development costs. We have presented Free Cash Flow because it is a measure of our financial performance that represents the cash that we are able to generate after expenditures required to maintain or expand our asset base.

We define a paying dealer as a dealer account with an active, paid marketplace subscription at the end of a defined period.

We define QARSD, which is measured at the end of a fiscal quarter, as the marketplace revenue primarily from subscriptions to our Listings packages and Real-time Performance Marketing digital advertising suite during that trailing quarter divided by the average number of paying dealers in that marketplace during the quarter. We calculate the average number of paying dealers for a period by adding the number of paying dealers at the end of such period and the end of the prior period and dividing by two.

For each of our websites (excluding the CarOffer website), we define a monthly unique user as an individual who has visited any such website within a calendar month, based on data as measured by Google Analytics. We calculate average monthly unique users as the sum of the monthly unique users of each of our websites in a given period, divided by the number of months in that period. We count a unique user the first time a computer or mobile device with a unique device identifier accesses any of our websites during a calendar month. If an individual accesses a website using a different device within a given month, the first access by each such device is counted as a separate unique user. If an individual uses multiple browsers on a single device and/or clears their cookies and returns to our site within a calendar month, each such visit is counted as a separate unique user.

We define monthly sessions as the number of distinct visits to our websites (excluding the CarOffer website) that take place each month within a given time frame, as measured and defined by Google Analytics. We calculate average monthly sessions as the sum of the monthly sessions in a given period, divided by the number of months in that period. A session is defined as beginning with the first page view from a computer or mobile device and ending at the earliest of when a user closes their browser window, after 30 minutes of inactivity, or each night at midnight (i) Eastern Time for our United States and Canada websites, other than the Autolist website, (ii) Pacific Time for the Autolist website, and (iii) Greenwich Mean Time for our U.K. websites. A session can be made up of multiple page views and visitor actions, such as performing a search, visiting vehicle detail pages, and connecting with a dealer.

We define Transactions within the Digital Wholesale segment as the number of vehicles processed from car dealers, consumers, and other marketplaces through the CarOffer website within the applicable period. Transactions consists of each unique vehicle (based on vehicle identification number) that reaches "sold and invoiced" status on the CarOffer website within the applicable period, including vehicles sold to car dealers, vehicles sold at third-party auctions, vehicles ultimately sold to a different buyer, and vehicles that are returned to their owners without completion of a sale transaction. We exclude vehicles processed within CarOffer's intra-group trading solution (Group Trade) from the definition of Transactions, and we only count any unique vehicle once even if it reaches sold status multiple times. Digital Wholesale includes Dealer-to-Dealer Transactions and Instant Max Cash Offer Transactions. We view Transactions as a key business metric, and we believe it provides useful information to investors, because it provides insight into growth and revenue for the Digital Wholesale segment. Transactions drive a significant portion of Digital Wholesale segment revenue. We believe growth in Transactions demonstrates consumer and dealer utilization and our market share penetration in the Digital Wholesale segment.

Investor Contact:

Kirndeep Singh

Vice President, Investor Relations

investors@cargurus.com